SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant / /

Filed by a party other than the Registrant /x/

Check the appropriate box:

/ / Preliminary Proxy Statement

/ / Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))

/ / Definitive Proxy Statement

/ / Definitive Additional Materials

/x/ Soliciting Material under §240.14a-12

INTER-TEL (DELAWARE), INCORPORATED

(Name of Registrant as Specified In Its Charter)

STEVEN G. MIHAYLO

SUMMIT GROWTH MANAGEMENT LLC

THE STEVEN G. MIHAYLO TRUST

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

/ /	Fee paid previously with preliminary materials.

/ /

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing party:

4)	Date filed:

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Steven G. Mihaylo (“Mr. Mihaylo”), Summit Growth Management LLC (“Summit”), the Steven G. Mihaylo Trust (the “Trust”) and certain persons named below are participants in the solicitation of proxies by Mr. Mihaylo from stockholders of Inter-Tel (Delaware), Incorporated (the “Company”) in connection with the 2007 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) with respect to (1) Mr. Mihaylo’s nomination of a slate of five directors (including himself) for election to the Company’s Board of Directors (the “Board”) at the Annual Meeting, and (2) the introduction by Mr. Mihaylo of seven resolutions to be submitted to the vote of the stockholders of the Company at the Annual Meeting.

Mr. Mihaylo is the founder and former Chairman of the Board and former Chief Executive Officer of the Company. Mr. Mihaylo is the sole member and managing member of Summit, an entity through which he makes investments. Mr. Mihaylo is the sole trustee of the Trust.

As of March 2, 2007, Mr. Mihaylo is the beneficial owner of 5,189,748 shares of common stock of the Company, or approximately 19.4% of the shares of common stock outstanding. Of these 5,189,748 shares, Mr. Mihaylo (i) is the holder of record of 144,000 shares of common stock of the Company, (ii) is the holder of record of options to acquire 7,500 shares of common stock of the Company which became exercisable on November 12, 2006, (iii) is the holder of record of options to acquire 2,750 shares of common stock of the Company which became exercisable on December 7, 2006 and (iv) may be deemed to be the beneficial owner of the 5,035,498 shares of common stock held by the Trust because Mr. Mihaylo is the sole trustee of the Trust.

Participants in the solicitation of proxies by Mr. Mihaylo also include the following persons who, together with Mr. Mihaylo, are Mr. Mihaylo’s nominees to stand for election to the Board: Anil K. Puri (“Dr. Puri”), Kenneth L. Urish (“Mr. Urish”), Neal I. Goldman and Michael R. Boyce.

Dr. Puri is the holder of record of options to acquire 7,500 shares of common stock of the Company which became exercisable on November 12, 2006, and options to acquire 2,750 shares of common stock of the Company which became exercisable on December 7, 2006.

Mr. Urish is the holder of record of options to acquire 7,500 shares of common stock of the Company which became exercisable on November 12, 2006, and options to acquire 2,750 shares of common stock of the Company which became exercisable on December 7, 2006.

As of the date hereof, other than as set forth above, no other participant in this solicitation of proxies by Mr. Mihaylo is the record or beneficial owner of any shares of common stock of the Company.

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